                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                 ISCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   ISCO, INC.
                              4700 Superior Street
                             Lincoln, Nebraska 68504


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held December 14, 2000


The annual meeting of shareholders of Isco, Inc. will be held at Isco, Inc.'s corporate headquarters, 4700 Superior Street, Lincoln, Nebraska on December 14, 2000 at 2:00 p.m. for the purpose of:

     1. The election, as Directors, of four persons listed in the accompanying Proxy Statement dated November 10, 2000.

     2. Whatever other business may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on October 13, 2000 (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy.

SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE VOTED BY PROXY.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND YOUR ISCO SHARES ARE HELD BY YOUR BROKER FOR YOUR ACCOUNT AND YOU DO NOT PERSONALLY HOLD THE CERTIFICATES FOR THE SHARES, YOU SHOULD MARK THE PROXY TO INDICATE THAT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU WILL THEN RECEIVE A "LEGAL PROXY" SHOWING THE NUMBER OF SHARES YOU OWN. BRING THAT "LEGAL PROXY" TO THE ANNUAL MEETING AND YOU WILL THEN BE CREDITED WITH VOTING YOUR SHARES IN PERSON AT THE MEETING.



                                           By Order of the Board of Directors





                                           Robert W. Allington
                                           Chairman and Chief Executive Officer

November 10, 2000

                                 PROXY STATEMENT
                                                               November 10, 2000
GENERAL INFORMATION.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isco, Inc. (the "Company") for use at the annual meeting of shareholders to be held on December 14, 2000. Shareholders of record at the close of business on October 13, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

This Proxy Statement was first mailed to shareholders on November 17, 2000.

As of the close of business on October 13, 2000, the Company had 5,643,992 shares of common stock outstanding ("Common Stock"), all of which are entitled to vote at the annual meeting.

As of the record date, Robert W. Allington of 4700 Superior Street, Lincoln, NE 68504 owned 2,748,722 shares or 46.90 percent of the Company's outstanding Common Stock plus currently exercisable stock options. On the record date, Dimensional Fund Advisors, Inc. of 1299 Ocean Avenue, 11th floor, Santa Monica, CA 91401 and UMB Bank, n.a. of 928 Grand Avenue, Kansas City, MO 64141 owned 505,651 and 354,176 shares, respectively, or 8.96 percent and 6.28 percent, respectively, of the Common Stock outstanding. Neither Dimensional Fund Advisors, Inc., nor UMB Bank, n.a. hold any stock options.

Each shareholder is entitled to one vote for each share on each matter presented, except that in the election of Directors each shareholder shall have the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his or her shares, or to distribute them on the same principle among as many candidates as he or she shall determine.

Proxies which are properly signed and returned will be voted at the annual meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications the proxy will be voted "FOR" the election of the four nominees for Director and in accordance with the instructions of the Board of Directors as to any other matters. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation material to shareholders. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile or telegraph.

SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE VOTED BY PROXY.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND YOUR ISCO SHARES ARE HELD BY YOUR BROKER FOR YOUR ACCOUNT AND YOU DO NOT PERSONALLY HOLD THE CERTIFICATES FOR THE SHARES, YOU SHOULD MARK THE PROXY TO INDICATE THAT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU WILL THEN RECEIVE A "LEGAL PROXY" SHOWING THE NUMBER OF SHARES YOU OWN. BRING THAT "LEGAL PROXY" TO THE ANNUAL MEETING AND YOU WILL THEN BE CREDITED WITH VOTING YOUR SHARES IN PERSON AT THE MEETING.

SHAREHOLDER PROPOSALS.

In the event that any shareholder desires to submit a proposal for action at the 2001 annual meeting of shareholders, such proposal must be received at the Company's office at 4700 Superior Street, Lincoln, Nebraska 68504-1398, marked to the attention of the President or Secretary of the Company, no later than July 13, 2001. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2001 annual meeting of shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

1.  ELECTION OF DIRECTORS.

The Bylaws of the Company provide that the number of Directors shall be not more than nine, such number to be set annually by the Board of Directors.

The Bylaws also provide that the Directors shall be divided into classes and that there be two classes if the number of Directors is less than nine. The first class has a term expiring December 13, 2001 and the second class has a term expiring upon the adjournment of the 2002 annual meeting of shareholders, currently scheduled for December 12, 2002. The Board of Directors has nominated James L. Carrier, Douglas M. Grant, Ronald K. Jester, and Philip M. Wittig for election to the second class to serve a two-year term.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 1.

The proxy holders named in the proxy intend to vote "FOR" the election of the four nominees listed above unless authority to so vote is withheld. In the unexpected event that any of the nominees are unable to serve, or for good cause will not serve as a Director, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

Following is a list of the names and ages of the four nominees, each of whom is presently serving as a Director. Also listed are the three Directors whose terms expire in 2001. Included is the past five-year business history of each nominee and each Director, the year in which each became a Director of the Company, and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of October 13, 2000.



------------------------------------------------------------------------------------------------------------------------
                                                                                                     COMMON STOCK
                                                                                                 BENEFICIALLY OWNED AS
                                                                                                  OF OCTOBER 13, 2000
                                                                                                ------------------------
                                                                                                NUMBER
                                                                                  DIRECTOR       OF
 NAME OF INDIVIDUAL      AGE                      EMPLOYMENT HISTORY                SINCE       SHARES(1)     PERCENT(2)
-------------------      ---  ------------------------------------------------    --------      ---------     ----------
NOMINEES FOR ELECTION TO THE SECOND CLASS (TERM EXPIRING DECEMBER 12, 2002):

James L. Carrier          51  President and Chief Executive Officer, Lester          1997           3,417          .06
                              Electrical, Inc., since 1979.


Douglas M. Grant          54  President and Chief Operating Officer since            1988          61,141         1.04
                              October 6, 1995; Vice President August 31, 1989
                              to October 5, 1995; Environmental Division
                              General Manager May 26, 1987 to July 15, 1996.


Ronald K. Jester          46  Partner, Labenz & Associates, LLC, since 1998;         2000           1,000          .02
                              Senior Manager, KPMG LLP, January 1, 1987
                              to September 30, 1998.


Philip M. Wittig          66  Retired Chief Financial Officer and Treasurer          1967          38,145(4)       .65
                              of Isco, Inc. since January 15, 2000.

-----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                                                                     COMMON STOCK
                                                                                                 BENEFICIALLY OWNED AS
                                                                                                  OF OCTOBER 13, 2000
                                                                                                ------------------------
                                                                                                NUMBER
                                                                                  DIRECTOR       OF
 NAME OF INDIVIDUAL      AGE                      EMPLOYMENT HISTORY                SINCE       SHARES(1)     PERCENT(2)
-------------------      ---  ------------------------------------------------    --------      ---------     ----------
FIRST CLASS (TERM EXPIRING DECEMBER 13, 2001):

Robert W. Allington       65  Chairman of the Board and Chief Executive              1959       2,748,722        46.90
                              Officer since 1959; President 1959 to October 5,
                              1995.

James L. Linderholm       62  Chairman of the Board and President since 1986         1994          11,500          .20
                              and 1984, respectively, of HWS Consulting
                              Group, Inc.

Dale L. Young             72  Corporate Secretary since 1991; Retired                1966          52,420(3)       .89
                              Executive Vice President and Cashier of FirsTier
                              Bank, NA, Lincoln, NE.

-----------------------------------------------------------------------------------------------------------------------------


Executive Officers of the Company collectively hold 2,861,226 shares or 48.82 percent of the outstanding Common Stock including currently exercisable options.

Executive Officers and Directors collectively hold 2,967,708 shares or 50.64 percent of the outstanding Common Stock including currently exercisable options.

(1) Unless otherwise noted, all shares are held with sole investment and voting power. The number of shares include the number of shares outstanding on October 13, 2000 and currently exercisable options.
(2) Percentage computed by dividing the number of shares beneficially owned, including options currently exercisable, by the total shares outstanding on October 13, 2000, including currently exercisable options.
(3) Includes 20,000 shares as to which Dale L. Young has shared voting rights and investment power.
(4) Includes 4,622 shares as to which Philip M. Wittig has shared voting rights and investment power.


ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS.

The Company's Board of Directors has not established a Nominating Committee.

The Audit Committee, during fiscal 2000, was comprised of Directors James L. Linderholm, Chairman; James L. Carrier, Secretary and John J. Brasch. All are independent members of the Board. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities with respect to accounting policies, reporting practices, and the sufficiency of the Company's annual audit. The Committee met four times during fiscal year 2000.

The Compensation Committee, during fiscal 2000, was comprised of Directors John
L. Brasch, Chairman; Dale L. Young, Secretary/Chairman; James L. Carrier; Philip
M. Wittig, Secretary; and Robert W. Allington (a non-voting member). Dr. Brasch resigned from the Board during the fiscal year, upon his resignation Dale Young became Chairman and Philip Wittig became Secretary. The Committee recommends to the Board the compensation programs and salaries for the officers and also acts as the stock option committee. The Committee met three times during fiscal 2000.

The Board of Directors met 14 times in fiscal 2000. All of the directors attended greater than 75 percent of the total meetings held by the Board and its committees in fiscal 2000 with the exception of John L. Brasch and James L. Carrier.

LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY.

The following is a list of the names and ages of the current executive officers of the Company and their business history for the last five years.



-----------------------------------------------------------------------------------------------------------------
                                                                                                YEAR FIRST BECAME
                                                  POSITION AND PRINCIPAL OCCUPATION             EXECUTIVE OFFICER
NAME OF INDIVIDUAL     AGE                                  SINCE JULY 30, 1994                   OF  THE COMPANY
--------------------   ---  ------------------------------------------------------------------- -----------------
Robert W. Allington     65  Chairman of the Board and Chief Executive Officer since 1959;              1959
                            President 1959 to October 5, 1995.

Douglas M. Grant        54  President and Chief Operating Officer since October 6, 1995; Vice          1987
                            President August 31, 1989 to October 5, 1995.

Alfred G. Craske        57  Vice President, Sales and Marketing since July 18, 1996; Director,         1996
                            Sales and Marketing, May 20, 1996 to July 18, 1996; Vice President,
                            Marketing, Gelman Science, Inc. 1994-1996.

Vicki L. Benne          38  Chief Financial Officer and Treasurer since December 18, 1999;             1991
                            Assistant Treasurer January 2, 1999 to December 18, 1999;
                            Controller and Chief Accounting Officer October 21,
                            1989 to January 2, 1999.

John J. Korab, Jr.      51  Vice President, Corporate Development since December 11, 1989.             1989

Donald E. Wademan       36  Controller and Chief Accounting Officer since January 2, 1999.             1999
                            Assistant Controller, June 15, 1998 to January 2, 1999.  Division
                            Controller, Hoover Materials Handling Group Inc., June 1995 to
                            June 1998.

-----------------------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION.

The following table sets forth a summary of the compensation paid to the chief executive officer and the four other executive officers of the Company whose compensation exceeded $100,000 for the fiscal year ended, July 28, 2000. Compensation is provided for the past three fiscal years for each officer.


                                                                              LONG-TERM COMPENSATION
                                                                          --------------------------------
                                            ANNUAL COMPENSATION                  AWARDS          PAYOUTS
                                   -------------------------------------- ---------------------- ---------
                                                             OTHER        RESTRICTED  OPTIONS/     LTIP      ALL OTHER
    NAME AND PRINCIPAL     FISCAL   SALARY     BONUS         ANNUAL         STOCK       SARS      PAYOUTS   COMPENSATION
        POSITION            YEAR     ($)        ($)     COMPENSATION(1)     AWARDS       (#)        ($)       ($) (3)
-------------------------- ------- --------- ---------- ----------------- ----------- ---------- --------- --------------
Robert W. Allington         2000    205,521      --          41,181           --          --        --         7,173
Chairman and Chief          1999    205,521      --          47,706           --          --        --           214
Executive Officer           1998    205,521      --          45,169           --       49,474(2)    --            91
-------------------------------------------------------------------------------------------------------------------------
Douglas M. Grant            2000    179,999      --           6,998           --       30,000(2)    --         6,311
President and Chief         1999    179,999      --           8,384           --          --        --         2,384
Operating Officer           1998    172,307      --           7,192           --       46,259(2)    --         2,219
-------------------------------------------------------------------------------------------------------------------------
Alfred G. Craske            2000    139,846   16,673            318           --       12,500(2)    --         6,407
Vice President, Sales       1999    132,384   20,000             75           --          --        --         2,394
and Marketing               1998    127,452      --             940           --       21,224(2)    --         2,701
-------------------------------------------------------------------------------------------------------------------------
Vicki L. Benne              2000     96,252    8,578          4,927           --       10,000(2)    --         2,854
Chief Financial Officer     1999     87,760    2,000          2,634           --          --        --           859
and Treasurer               1998     83,083   11,880            --            --        6,618(2)    --         1,675
-------------------------------------------------------------------------------------------------------------------------
John J. Korab, Jr.          2000    105,347   13,025          1,266           --       10,000(2)    --         5,225
Vice President,             1999     99,002      --              75           --          --        --         1,828
Corporate Development       1998     99,002      --              75           --        9,796(2)    --         1,607
-------------------------------------------------------------------------------------------------------------------------


(1) During fiscal 1996, the Company modified its vacation policy to limit the number of accrued vacation hours an employee could have on each anniversary of his or her employment. Those hours in excess of the established limit related to length of service were valued, frozen, and scheduled for payment over a maximum period of six years. In addition, the policy included a future paid-in-lieu-of provision whereby following the employee's anniversary he or she would be paid for hours of accrued vacation which were in excess of the established limit provided, however, that the employee had actually taken a minimum number of vacation hours during the preceding year. These combined payment amounts are included in "Other Annual Compensation" and for fiscal 2000, 1999, and 1998, respectively, were as follows: Mr. Allington, $31,351, $39,256, and $37,888; Mr. Grant, $0, $1,386, and $6,923; Mr. Craske, $243, $0, and $0; and Mr.
     Korab, $1,191, $0, and $0.

(2)  Options granted pursuant to the 1996 Stock Option Plan.

(3) The amounts set forth under "All Other Compensation", include profit-sharing contributions, and forfeitures plus 401(k) matching contributions and forfeitures. Profit sharing contributions including forfeitures and 401(k) matching contributions including forfeitures, respectively, for fiscal 2000 were as follows: Mr. Allington, $4,173 and $0; Mr. Grant, $4,173 and $2,138; Mr. Craske, $4,173 and $2,234; Ms. Benne,
     $2,745 and $109; and Mr. Korab, $3,168 and $2,057.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR.

The following table sets forth information with respect to options and SAR's that were granted during the last completed fiscal year to each of the executives.

------------------------------------------------------------------------------------------------- -------------------------
                                                                                                   POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                             VALUE AT ASSUMED
                                                                                                   ANNUAL RATE OF STOCK
                                                                                                  PRICE APPRECIATION FOR
                                                                                                        OPTION TERM
------------------------------------------------------------------------------------------------- -------------------------
                              NUMBER OF         POTENTIAL TOTAL
                              SECURITIES         OPTIONS/SAR'S       EXERCISE OR    EXPIRATION
          NAME                UNDERLYING           GRANTED TO         BASE PRICE       DATE             5%          10%
                            OPTIONS/SAR'S     EMPLOYEES IN FISCAL       ($/SH)                         ($)          ($)
                             GRANTED (#)              YEAR
-------------------------- ------------------ ---------------------- -------------- ------------- ------------ ------------
Douglas M. Grant                18,000               23.9%              4.1250       10/19/09        120,945      192,585
                                12,000               15.9%              4.7500       06/15/10         92,847      147,843
---------------------------------------------------------------------------------------------------------------------------
Alfred G. Craske                12,500               16.6%              5.2500       08/19/09        106,896      170,214
---------------------------------------------------------------------------------------------------------------------------
Vicki L. Benne                  10,000               13.3%              5.9375       12/16/09         96,716      154,003
---------------------------------------------------------------------------------------------------------------------------
John J. Korab, Jr.              10,000               13.3%              5.9375       12/16/09         96,716      154,003
---------------------------------------------------------------------------------------------------------------------------


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR
VALUES.

The following table sets forth information with respect to exercised options and SARs, if any, during fiscal 2000 and exercised and unexercised options and SARs, if any, held by the executive officers of the Company during fiscal 2000.

                                                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                       SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY
                                      ACQUIRED                          OPTIONS/SARS AT            OPTIONS/SARS
                                         ON              VALUE        FISCAL YEAR END (#)     AT FISCAL YEAR END ($)
                                      EXERCISE         REALIZED       EXERCISABLE ("EX")        EXERCISABLE ("EX")
             NAME                       (#)               ($)        UNEXERCISABLE ("UN")      UNEXERCISABLE ("UN")
------------------------------- --------------------- ------------ -------------------------- ------------------------
Robert W. Allington                      --               --          12,369 shares ("Ex")               *
                                                                      37,105 shares ("Un")               *
----------------------------------------------------------------------------------------------------------------------
Douglas M. Grant                         --               --          56,302 shares ("Ex")               *
                                                                      71,457 shares ("Un")               *
----------------------------------------------------------------------------------------------------------------------
Alfred G. Craske                         --               --          20,495 shares ("Ex")               *
                                                                      16,979 shares ("Un")               *
----------------------------------------------------------------------------------------------------------------------
Vicki L. Benne                           --               --          11,422 shares ("Ex")               *
                                                                      13,736 shares ("Un")               *
----------------------------------------------------------------------------------------------------------------------
John J. Korab, Jr.                       --               --           9,857 shares ("Ex")               *
                                                                      14,079 shares ("Un")               *
----------------------------------------------------------------------------------------------------------------------

* Share option price is not in-the-money.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

The Compensation Committee ("Committee") of the Board of Directors was comprised of Directors John J. Brasch, James L. Carrier, Philip M. Wittig, Dale L. Young, and Robert W. Allington (an employee and non-voting member). Messrs. Brasch, Carrier, Wittig, and Young are non-employee directors. Dr. Brasch resigned as a director on May 5, 2000. Mr. Wittig was appointed to fill the vacancy created by the resignation of Dr. Brasch. The Committee is responsible for reviewing and recommending approval by the Company's Board of Directors the cash and equity compensation of the Chairman/CEO, the President, and other elected officers of the Company. Cash compensation is comprised of salary and incentive bonus, and equity compensation is comprised of stock options. The Committee also functions as the stock option committee. This report is for the fiscal year ended July 28, 2000.

COMPENSATION PHILOSOPHY. The philosophy of the Company with regard to executive compensation is to design the executive compensation program in a manner intended to enhance Company performance and shareholder value by achieving the following objectives:

     - Provide reasonable and appropriate levels of salary and cash incentive compensation that will attract, motivate, and retain highly qualified executives;

     - Integrate executive compensation with the Company's business and strategic plans;

     -    Reward both business and individual performance; and

     - Encourage stock ownership by executives, thereby aligning executive compensation with shareholder value.

EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's compensation program for executive officers consists of salary, bonuses, and grants of options to purchase the Company's Common Stock. In addition, executives are entitled to customary benefits, including medical, vacation, and retirement benefits, that are generally available to employees of the Company.

SALARY: The Committee believes that salary provides the executive with base compensation that is competitive for the position and the task performed. The salary levels of the Company's executives are evaluated periodically by the Committee in view of specific job responsibilities and prevailing salary levels of companies of comparable size and complexity. Burgess & Associates, an executive compensation consulting firm, assists the Committee by surveying publicly held manufacturing companies whose annual revenues are approximately $60 million.

BONUSES: The Committee believes that cash incentives (bonuses) reward the executive for achieving corporate and individual performance goals. The short-term incentive bonus and stock option plan adopted by the Committee and Board of Directors in January 1998 was based upon the achievement of certain targeted revenue and operating income goals. The target goals were set for fiscal years 1998, 1999, and 2000. Depending upon a covered executive's area of responsibility, the executive could receive 100% of the incentive bonus if the maximum revenue goal was met or if the maximum operating income goal was met. If both maximum goals were met, the executive could receive a maximum of 150% of targeted incentive bonus. No benefits under the short-term incentive bonus plan were earned during fiscal 2000, however certain executives received cash bonuses because they achieved individual performance targets.

STOCK OPTIONS: The Committee believes that stock options provide the executives with incentives for long-term performance that is directly linked to the interests of the shareholders because the value of the options increase or decrease in relationship to the future price of the Company's common stock. The Company did not achieve the targeted sales and operating income goals. Therefore, none of the options vested that were granted under the 1998 - 2000 Incentive Compensation Plan. During the year, one officer was granted a stock option in lieu of an increase in base compensation, two officers were granted stock options upon their promotion, and two officers were granted stock options in recognition of individual performance.

OVERALL REVIEW: The Company's operating performance, the manufacture and distribution of product, during fiscal 2000 has shown a significant turn around. The write-off of the Company's investment in the ERP software was the result of management's in-depth review of the Company's viable options. The performance of Geomation, Inc. continued to decline in fiscal 2000 and resulted in the divestiture decision. The executives took steps to reduce the cost structures of Isco-STIP GmbH in Germany, and AFTCO, the limited partnership. These steps will enhance the probability of future profitable performance of these entities. The Committee believes that the executive officers of the Company have properly addressed the several difficult situations and the compensation for the executive officers is fair and reasonable for both the executives and the shareholders of the Company.

CEO COMPENSATION: The CEO did not receive a salary increase during fiscal 2000 nor did the CEO receive any cash incentive bonus because the Company failed to achieve its revenue and income performance targets.

FUTURE EXECUTIVE INCENTIVE COMPENSATION AND STOCK OPTIONS: Subsequent to the beginning of fiscal 2001, the Committee adopted an Executive Incentive Compensation Plan effective for fiscal years 2001 through 2005. This plan supercedes the plan discussed in the section above, entitled BONUSES. Under the new plan, the cash incentive bonuses are based upon two factors: revenue and net/operating income with the income component weighted 3 to 1 over revenue. A portion of the cash incentive will be based on either net income or operating income, depending upon the executive's area of responsibility. However, the executive is not eligible for any cash incentive unless the net/operating income threshold is exceeded. Individual goals are established annually for each of the executives. In addition, the executives will receive stock options exercisable over five years with a maximum of twenty percent of the options vested each year subject to the performance level achieved by the Company and attainment of individual goals.

Submitted by the Compensation Committee of the Company's Board of Directors.

                                         Dale L. Young, Chairman
                                         Philip M. Wittig, Secretary
                                         James L. Carrier
                                         Robert W. Allington (non-voting member)

PERFORMANCE GRAPH.

The following performance graph compares the performance of the Company's Common Stock to the NASDAQ peer group and the Standard and Poor's 500 Stock Index. The industry peer group, selected by the Company, is comprised of 77 companies whose stock is traded on NASDAQ and are included in the Standard Industrial Code Classification No. 382 entitled "Measuring and Controlling Devices". The graph assumes that $100 was invested on July 31, 1995 in the Company's stock and the indices. It, also, is assumed that dividends were reinvested when paid and that the fiscal year ends July 31.


                         7/95      07/96    07/97     07/98     07/99     07/00
      -------------------------------------------------------------------------
      Isco, Inc.          100         93       83        68        63        45
      -------------------------------------------------------------------------
      Peer Group          100         66      122        76       119       215
      -------------------------------------------------------------------------
      S & P 500           100        117      177       212       254       277
      -------------------------------------------------------------------------


RETIREMENT PLAN.

The Company's defined contribution retirement plan includes a profit sharing provision and a 401(k) provision that covers all employees meeting age and service requirements. Significant provisions of the plan include the following:
(i) an employee may reduce his or her salary by up to 12 percent, and the Company will match the reduction, up to 10 percent, with a 20 percent matching contribution; (ii) the Company's profit sharing contribution to the plan is equal to approximately 7 percent of its net earnings before income taxes; (iii) the Company's aggregate contribution to the plan is limited to 15 percent of the aggregate compensation of the plan participants; (iv) participants vest 20 percent of employer profit sharing and employer 401(k) matching contributions after three years of service and 20 percent per year thereafter until 100 percent vested. Management and administrative costs of the plan are borne by the Company. For fiscal year 2000, amounts contributed to the plan for the chief executive officer and the four other most highly compensated executive officers of the Company are set forth as part of the table appearing in the Executive Compensation section.

COMPENSATION OF DIRECTORS FOR FISCAL 2000.

The Directors' Deferred Compensation Plan has been in effect since January 1996. Under the Directors' Deferred Compensation Plan, all Directors receive 35 Deferred Stock Units for each Board and Committee meeting attended, and 240 Deferred Stock Units for the annual Board retainer. In addition, the Corporate Secretary receives an additional 250 Deferred Stock Units annually for serving as Corporate Secretary. At the time the Director ceases to be a member of the Board, the Director's accumulated Deferred Stock Units are converted to shares of the Company's Common Stock at a ratio of 1 to 1 and distributed. Inside Directors do not receive compensation for attending committee meetings.

The number of Deferred Stock Units earned by each of the directors during fiscal 2000 are as follows: Mr. Allington 695, Mr. Carrier 870, Mr. Grant 765, Mr. Jester 0, Mr. Linderholm 870, Mr. Wittig 800, and Mr. Young 1,050.

ADDITIONAL INFORMATION.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

For fiscal 2000, due to an administrative error, Ronald K. Jester's initial Form 3 was filed late.

INDEPENDENT PUBLIC ACCOUNTANTS. Deloitte & Touche LLP, certified public accountants, are the independent public accountants for the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. Deloitte & Touche LLP has been selected as independent public accountants for the Company for fiscal year 2001.

OTHER MATTERS. The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.



                                            Robert W. Allington
                                            Chairman and Chief Executive Officer

                                  ISCO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS DECEMBER 14, 2000.

The undersigned hereby constitutes and appoints ROBERT W. ALLINGTON and DALE
L. YOUNG, or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Isco, Inc., to be held at Isco, Inc., 4700 Superior Street, Lincoln, Nebraska, on the 14th day of December 2000, at 2:00 p.m., or any adjournments thereof, as indicated below.

(1) ELECTION OF DIRECTORS (The Board of Directors recommends voting "FOR" all nominees.)
    NOMINEES: James L. Carrier, Douglas M. Grant, Ronald K. Jester, and Philip M. Wittig

    / / Vote FOR all four nominees (except as marked to the contrary below)

    / / WITHHOLD AUTHORITY to vote for all four nominees

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

    ___________________________________________________________________________

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

                                    Dated: __________________________, 2000

                                    ________________________________________
                                             Signature of Shareholder

                                    ________________________________________
                                             Signature of Shareholder

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                    AT THE LEFT. WHEN SIGNING AS ATTORNEY,
                                    EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN
                                    OR CONSERVATOR, GIVE FULL TITLE. ALL JOINT
                                    TENANTS MUST SIGN.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    / / I(WE) PLAN TO ATTEND THE ANNUAL MEETING.